Exhibit 10.4

FIRST AMENDMENT TO STANDARD COMMERCIAL LEASE

THIS FIRST AMENDMENT TO STANDARD COMMERCIAL LEASE (this “Amendment”) is made and entered into effective as of February 2, 2025, by and between Lewis Warehouse Management Group, LLC. (“Landlord”), and Buda Juice, LLC. (“Tenant”).

A. Landlord and Tenant entered into that certain Standard Commercial Lease dated February 7, 2020 (the “Lease”), in connection with approximately 21,476 square feet of space located at 4030 Black Gold Drive, Dallas, Texas 75247, on the terms and conditions set forth in the Lease.

B. Landlord and Tenant each now desires to amend the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and adequacy of which are hereby acknowledged and confessed, Landlord and Tenant agree as follows:

1. Term. The Term of the Lease is hereby renewed and extended for one (1) additional period of sixty (60) full calendar months commencing on August 1, 2025, and expiring on July 31, 2030 (the “Extended Term”), unless the Lease, as amended hereby, is sooner terminated in accordance with the terms and conditions thereof. Except as expressly provided in Section 4. below, Tenant shall have no further right or option to renew or extend the Term of the Lease, all other rights or options to extend and renew the Term set forth in the Lease, if any, being hereby deleted in their entirety.

2. Lease Premises. Tenant hereby agrees to lease from Landlord the adjoining space, located at 4040 Black Gold Drive, Dallas, TX 75247 in addition to the space located at 4030 Black Gold Drive, Dallas, TX 75247. The combined space totaling 37,856 square feet (lease premises) shall be subject to the same terms and provisions set forth in the Lease, which is hereby incorporated by reference as if fully stated herein, uncles otherwise modified in the Amendment. The be clear Tenant and Landlord intend for all terms and provisions of the Lease to apply to both the 4030 Space and 4040 Space. In the event there is a conflict between the terms of the Amendment and the Lease, the Amendment shall govern.

3. Base Rent. Base Rent due and payable by Tenant under the Lease during the Extended Term shall be as follows:

Extended term period	Annual Base Rent Per Square Foot of Floor Area in the Leased Premises	Monthly Installments of Base Rent
August 1, 2025 - July 31, 2026	$4.93	$15,552
August 1, 2026 – July 31, 2027	$5.12	$16,151
August 1, 2027 – July 31, 2028	$5.33	$16,814
August 1, 2028 – July 31, 2029	$5.54	$17,476
August 1, 2029 – July 31, 2030	$5.78	$18,234

Except as expressly set forth in this Amendment, Tenant shall continue to pay Base Rent and Additional Rent in accordance with the Lease.

4. Renewal Option. Tenant shall have two (2) options to renew the lease. Each option shall be for a sixty (60) month period. The first option shall be at a fixed rate based on the schedule listed below. The second option shall be at fair market value. Both options may be exercised by tenant by giving written notice no later than one hundred and eighty (180) days prior to lease expiration, tenant must be in good standing with Landlord and not in default of the lease. Each option is exclusive to Tenant and may not be assigned

First Renewal Option

Year 1:	$18,925 per month Net
Year 2:	$19,681 per month Net
Year 3:	$20,465 per month Net
Year 4:	$21,284 per month Net
Year 5:	$22,139 per month Net

Second Renewal Option: At Fair Market Value

5. Tenant’s Pro rata share. Effective as of the commencement of the Extended Term, Section 1.04 E. Tenants pro rata share of the Lease shall be replaced with 100%

6. Tenant Improvements: Landlord agrees to allow Tenant to hire a contractor of its choosing (“Tenant’s Contractor”) to preform repair work on the interior of the 4040 Black Gold Space. Tenant must obtain Landlord’s prior approval before entering into any contract with Tenant’s Contractor and such contract shall require Tenant’s Contractor to carry sufficient insurance and indemnify Landlord against any damages caused by Tenant’s Contractor and against any liens related to the work of Tenant’s Contractor.

-Landlord shall contribute up to $240,000(landlord contribution) towards repair of the interior space of 4040 Black Gold. Landlord contribution shall be paid either directly to Tenant’s Contractor or to Tenant as a reimbursement upon submission of invoices for work performed, which invoices shall be accompanied by full and final lien releases for work performed up to the date of such invoices.

7. Landlord Improvements. Landlord at Landlord’s sole cost and expense shall complete the following work items:

-Paint the exterior façade of 4030-4040 Black Gold a single color to be mutually agreed upon by Tenant and Landlord

-Landlord to install a new camera hub and related equipment to transfer the video monitoring to Deep Sentinel.

8. Brokerage Commission. Tenant hereby represents and warrants to Landlord that it has had no dealings with any real estate brokers or agents in connection with the negotiations of this Amendment other than NAI Robert Lynn, as Intermediary broker, (collectively, the “Broker”).

9. Binding Effect. The terms, covenants, conditions, and provisions contained in this Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns. Landlord and Tenant hereby ratify and confirm the terms and provisions of the Lease, as amended hereby.

10. Amendment. This Amendment may not be modified, amended, or terminated, nor any of its provisions waived, except by written agreement signed by Landlord and Tenant. Except as specifically amended hereby, the Lease shall remain in full force and effect and enforceable in accordance with its terms.

11. Construction. Each capitalized term used herein and not defined shall have the meaning ascribed to such term in the Lease. In the event of any inconsistency or conflict between this Amendment and the Lease, the terms of this Amendment shall control.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

13. Counterparts. This Amendment may be executed in as many counterparts as may be convenient or required. All counterparts shall collectively constitute a single instrument. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

14. E-mail Stipulation. Landlord and Tenant each does hereby acknowledge, stipulate, and agree that: (a) the receipt by it of this Amendment by e-mail, pdf, or other electronic format bearing the other’s signature shall be deemed to be its due execution and delivery thereof for all purposes; and (b) such document or instrument shall be valid, binding, and enforceable against Landlord and Tenant, respectively, to the same extent as an original bearing its signature, and no original thereof shall be required as a condition of its validity or enforceability.

15. Time is of the Essence. Time is of the essence of this Amendment and the obligations of the parties hereunder.

[Remainder of Page Intentionally Left Blank. Signature Page to Follow.]

EXECUTED to be effective as of the date first above written.

LANDLORD:

Black Gold Warehouse Management Group

By:	/s/Adam Lewis
Name:	Adam Lewis
Title:	Manager
2/12/2025

TENANT:

Buda Juice LLC.

By:	HORATIO LONSDALE-HANDS
Name:	HORATIO LONSDALE-HANDS
Title:	CEO
2/12/2025

[Signature Page to First Amendment to Standard Commercial Lease]

Page 4